Dropbox Announces Fourth Quarter and Fiscal 2020 Results

Fourth Quarter Revenue of $504.1 Million, Up 13% Year-over-year
Net Cash Provided by Operating Activities of $170.7 Million and Free Cash Flow of $158.4 Million
Surpasses $2 Billion in Total Annual Recurring Revenue

Fiscal 2020 Revenue of $1.914 Billion, Up 15% Year-over-year
Net Cash Provided by Operating Activities of $570.8 Million and Free Cash Flow of $490.7 Million

SAN FRANCISCO, Calif. - February 18, 2021 - Dropbox, Inc. (NASDAQ: DBX), today announced financial results for its fourth quarter and fiscal year ended December 31, 2020.

“2020 was a transformational year for Dropbox and I’m proud of the team for their resilience and focus in addressing our customers’ evolving needs,” said Dropbox Co-founder and Chief Executive Officer Drew Houston. “We ended the year with strong margin expansion, free cash flow, and more than $2B in ARR as we continued to make progress toward our long-term financial targets. Going into 2021, we’re focused on executing against our strategy and building essential products for the new era of distributed work.”

Fourth Quarter Fiscal 2020 Results

•Total revenue was $504.1 million, an increase of 13% from the same period last year. On a constant currency basis, year-over-year growth would have been 13%.(1)

•Total ARR ended at $2.022 billion, an increase of $41.2 million quarter-over-quarter and an increase of 11% year-over-year. On a constant currency basis, year-over-year growth would have been 12%.(2)

•Paying users ended at 15.48 million, as compared to 14.31 million for the same period last year. Average revenue per paying user was $130.17, as compared to $125.00 for the same period last year.

•GAAP gross margin was 79.0%, as compared to 76.5% in the same period last year. Non-GAAP gross margin was 80.1%, as compared to 77.6% in the same period last year.

•GAAP operating margin was (68.8%), as compared to (1.5%) in the same period last year due to non-recurring impairment charges in the fourth quarter of 2020. Non-GAAP operating margin was 25.3%, as compared to 15.6% in the same period last year.

•GAAP net loss was ($345.8) million, as compared to ($6.6) million in the same period last year due to non-recurring impairment charges in the fourth quarter of 2020. Non-GAAP net income was $117.9 million, as compared to $67.4 million in the same period last year.

•Net cash provided by operating activities was $170.7 million, as compared to $186.8 million in the same period last year. Free cash flow was $158.4 million, as compared to $161.3 million in the same period last year.

•GAAP basic and diluted net loss per share attributable to common stockholders was ($0.84), as compared to ($0.02) in the same period last year due to non-recurring impairment charges in the fourth quarter of 2020. Non-GAAP diluted net income per share attributable to common stockholders was $0.28, as compared to $0.16 in the same period last year.(3)

•Cash, cash equivalents and short-term investments ended at $1.121 billion.

Full Year Fiscal 2020 Results

•Total revenue was $1.914 billion, an increase of 15% year over year. On a constant currency basis, year-over-year growth would have been 16%.(1)

•Average revenue per paying user was $128.50, as compared to $123.07 in the prior year.

•GAAP gross margin was 78.3%, as compared to 75.3% in the prior year. Non-GAAP gross margin was 79.4%, as compared to 76.4% in the prior year.

•GAAP operating margin was (14.5%), as compared to (4.8%) in the prior year due to non-recurring impairment charges in the fourth quarter of 2020. Non-GAAP operating margin was 21.4%, as compared to 12.3% in the prior year.

•GAAP net loss was ($256.3) million, as compared to ($52.70) million in the prior year due to non-recurring impairment charges in the fourth quarter of 2020. Non-GAAP net income was $391.1 million, as compared to $207.0 million in the prior year.

•Net cash provided by operating activities was $570.8 million, as compared to $528.5 million in the prior year. Free cash flow was $490.7 million as compared to $392.4 million in the prior year.

•GAAP basic and diluted net loss per share attributable to common stockholders was ($0.62), as compared to ($0.13) in the prior year due to non-recurring impairment charges in the fourth quarter of 2020. Non-GAAP diluted net income per share attributable to common stockholders was $0.93, as compared to $0.50 in the prior year.(4)

Material Impairment Charges

•In the fourth quarter of 2020, we announced a new Virtual First work model pursuant to which remote work will become the primary experience for all of our employees. As part of the Virtual First strategy, we will retain a portion of our office space to be used for team collaboration and a portion will be marketed for sublease. We reassessed our real estate asset groups and estimated the fair value of the office space to be subleased using current market conditions. Where the carrying value of the individual asset groups exceeded their fair value, an impairment charge was recognized for the difference. As a result, we recorded total impairment charges of $398.2 million in the fourth quarter of 2020 for right-of-use and other lease related assets. We have excluded this impairment charge from non-GAAP operating income and non-GAAP net income. We continue to expect to incur additional charges related to certain European leases over the next twelve months, which could range between $0 and $50 million depending on the then current market and economic conditions.

Share Repurchase Authorization

•On February 12, 2021, the Board of Directors authorized Dropbox to repurchase an additional $1 billion of its Class A common stock. The repurchase is expected to be executed, subject to general business and market conditions and other investment opportunities, through open market purchases or privately negotiated transactions, including through Rule 10b5-1 plans.

(1) We calculate constant currency revenue growth rates by applying the prior period weighted average exchange rates to current period results.

(2) We calculate total annual recurring revenue ("Total ARR") as the number of users who have active paid licenses for access to our platform as of the end of the period, multiplied by their annualized subscription price to our platform. We adjust our exchange rates used to calculate Total ARR on an annual basis, at the beginning of each fiscal year. We calculate constant currency Total ARR growth rates by applying the current period rate to prior period results.

(3) Non-GAAP diluted net income per share attributable to common stockholders is calculated based upon 416.1 million and 417.9 million diluted weighted-average shares of common stock for the three months ended December 31, 2020 and 2019, respectively.

(4) Non-GAAP diluted net income per share attributable to common stockholders is calculated based upon 419.3 million and 416.6 million diluted weighted-average shares of common stock for the fiscal year ended December 31, 2020 and 2019, respectively.

Financial Outlook

Dropbox will provide forward-looking guidance in connection with this quarterly earnings announcement on its conference call, webcast, and on its investor relations website at http://investors.dropbox.com.

Conference Call Information

Dropbox plans to host a conference call today to review its fourth quarter and fiscal 2020 financial results and to discuss its financial outlook. This call is scheduled to begin at 2:00 p.m. PT / 5:00 p.m. ET and can be accessed by dialing (877) 300-7844 from the United States or (786) 815-8440 internationally with reference to the company name and conference title, and a live webcast and replay of the conference call can be accessed from the Dropbox investor relations website at http://investors.dropbox.com. Following the completion of the call, a telephonic replay will be available through 11:59 PM ET on February 25, 2021 at (855) 859-2056 from the United States or (404) 537-3406 internationally with recording access code 9929317.

Other Upcoming Events

•Tim Regan, Chief Financial Officer, will be presenting at The JMP Securities Technology Conference on Tuesday, March 2nd.

During these events, a live webcast will be accessible from the Dropbox investor relations website at
http://investors.dropbox.com. Following the event, a replay will be made available at the same location.

About Dropbox

Dropbox is the one place to keep life organized and keep work moving. With more than 700 million registered users across 180 countries, we're on a mission to design a more enlightened way of working. Dropbox is headquartered in San Francisco, CA, and has offices around the world. For more information on our mission and products, visit http://dropbox.com.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures."

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among other things, our strategy, our ability to extend our platform by developing and offering new products or features and our expectations regarding future impairment charges. Words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plans," and similar expressions are intended to identify forward-looking statements. Dropbox has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Dropbox believes may affect its business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to risks, uncertainties, and assumptions including, but not limited to: (i) our ability to realize anticipated benefits to our business from our shift to a Virtual First work model as well as impacts to our financial results and business operations as a result of this shift, (ii) impacts to our financial results, business operations and the business of our customers, suppliers, partners and the economy as a result of the COVID-19 pandemic, and related public health measures, as well as the potential for a more permanent global shift to remote work, (iii) our ability to retain and upgrade paying users, in particular paying users impacted by the COVID-19 pandemic, and increase our recurring revenue; (iv) our ability to attract new users or convert registered users to paying users, in particular prospective paying users financially impacted by the COVID-19 pandemic; (v) our future financial performance, including trends in revenue, costs of revenue, gross profit or gross margin, operating expenses, paying users, and free cash flow; (vi) our history of net losses and our ability to achieve or maintain profitability; (vii) our liability for any unauthorized access to our data or our users’ content, including through privacy and data security breaches; (viii) significant disruption of service on our platform or loss of content, particularly from any potential disruptions in the supply chain for hardware necessary to offer our services that may result from the COVID-19 pandemic; (ix) any decline in demand for our platform or for content collaboration solutions in general; (x) changes in the interoperability of our platform across devices, operating systems, and third-party applications that we do not control; (xi) competition in our markets; (xii) our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products, particularly in light of potential disruptions to the productivity of our employees that may result from our shift to a Virtual First work model; (xiii) our ability to manage our growth or plan for future growth; (xiv) our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; (xv) our ability to attract and retain key personnel and highly qualified personnel; (xvi) our capital allocation plans with respect to our stock repurchase program and other investments; and (xvii) the dual class structure of our common stock and its effect of concentrating voting control with certain stockholders who held our capital stock prior to the completion of our initial public offering. Further information on risks that could affect Dropbox’s results is included in our filings with the Securities and Exchange Commission ("SEC"), including our Form 10-Q for the quarter ended September 30, 2020. Additional information will be made available in our annual report on Form 10-K for the year ended December 31, 2020 and other reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Dropbox assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

Dropbox, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue	$504.1	$446.0	$1,913.9	$1,661.3
Cost of revenue(1)	105.8	104.9	414.6	411.0
Gross profit	398.3	341.1	1,499.3	1,250.3
Operating expenses(1):
Research and development	176.6	176.9	727.5	662.1
Sales and marketing	109.9	106.3	422.8	423.3
General and administrative	60.2	64.5	227.8	245.4
Impairment related to real estate assets(2)	398.2	—	398.2	—
Total operating expenses	744.9	347.7	1,776.3	1,330.8
Loss from operations	(346.6)	(6.6)	(277.0)	(80.5)
Interest income (expense), net	(0.9)	2.6	1.7	12.5
Other income, net	2.0	1.6	25.1	16.0
Loss before income taxes	(345.5)	(2.4)	(250.2)	(52.0)
Benefit from (provision for) income taxes	(0.3)	(4.2)	(6.1)	(0.7)
Net loss	$(345.8)	$(6.6)	$(256.3)	$(52.7)
Net loss per share attributable to common stockholders	$(0.84)	$(0.02)	$(0.62)	$(0.13)
Weighted-average shares used in computing net loss per share attributable to common stockholders	411.4	415.4	414.3	411.6

(1) Includes stock-based compensation expense as follows (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Cost of revenue	$4.5	$4.0	$17.1	$15.8
Research and development	43.0	40.5	174.1	147.6
Sales and marketing	8.6	7.8	33.7	31.4
General and administrative(3)	13.3	17.0	36.6	66.4

(2) Includes impairment charges related to certain right-of-use and other lease related assets as a result of our decision to shift to a Virtual First work model.

(3) On March 19, 2020, one of our co-founders resigned as a member of the board and as an officer of Dropbox, resulting in the reversal of $23.8 million in stock-based compensation expense. Of the total amount reversed, $21.5 million related to expense recognized prior to December 31, 2019.

Dropbox, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	As of
	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$314.9	$551.3
Short-term investments	806.4	607.7
Trade and other receivables, net	43.4	36.7
Prepaid expenses and other current assets	62.8	47.5
Total current assets	1,227.5	1,243.2
Property and equipment, net	338.7	445.3
Operating lease right-of-use asset	470.5	657.9
Intangible assets, net	33.5	47.4
Goodwill	236.9	234.5
Other assets	80.1	70.9
Total assets	$2,387.2	$2,699.2
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18.7	$40.7
Accrued and other current liabilities	156.7	161.9
Accrued compensation and benefits	113.6	101.4
Operating lease liability	88.7	79.9
Finance lease obligation	99.6	76.7
Deferred revenue	610.5	554.2
Total current liabilities	1,087.8	1,014.8
Operating lease liability, non-current	759.6	711.9
Finance lease obligation, non-current	171.6	138.2
Other non-current liabilities	34.4	25.9
Total liabilities	2,053.4	1,890.8
Stockholders’ equity:
Additional paid-in-capital	2,564.3	2,531.3
Accumulated deficit	(2,241.4)	(1,726.2)
Accumulated other comprehensive income	10.9	3.3
Total stockholders’ equity	333.8	808.4
Total liabilities and stockholders’ equity	$2,387.2	$2,699.2

Dropbox, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Cash flows from operating activities
Net loss	$(345.8)	$(6.6)	$(256.3)	$(52.7)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	38.8	41.0	159.3	173.5
Stock-based compensation	69.4	69.3	261.5	261.2
Impairment related to real estate assets	398.2	—	398.2	—
Net (gains) losses on equity investments	—	1.2	(17.5)	—
Amortization of deferred commissions	6.9	4.8	24.4	17.5
Other	(1.7)	(3.8)	(2.6)	(16.6)
Changes in operating assets and liabilities:
Trade and other receivables, net	7.4	2.0	(5.5)	(7.5)
Prepaid expenses and other current assets	(15.4)	7.9	(39.4)	(18.2)
Other assets	6.6	19.4	62.0	61.2
Accounts payable	(11.0)	8.8	(19.9)	6.4
Accrued and other current liabilities	12.9	13.5	(9.8)	23.0
Accrued compensation and benefits	19.8	22.2	11.7	19.1
Deferred revenue	11.7	14.0	55.1	68.7
Other non-current liabilities	(30.3)	(16.8)	(72.9)	(62.4)
Tenant improvement allowance reimbursement	3.2	9.9	22.5	55.3
Net cash provided by operating activities	170.7	186.8	570.8	528.5
Cash flows from investing activities
Capital expenditures	(12.3)	(25.5)	(80.1)	(136.1)
Purchase of intangible assets	—	—	(0.2)	(1.7)
Business combinations, net of cash acquired	—	(2.3)	—	(173.9)
Purchases of short-term investments	(215.0)	(192.7)	(756.1)	(775.4)
Proceeds from sales of short-term investments	15.8	115.1	198.8	456.1
Proceeds from maturities of short-term investments	164.8	58.1	386.7	294.8
Other	4.7	6.1	17.3	16.2
Net cash used in investing activities	(42.0)	(41.2)	(233.6)	(320.0)
Cash flows from financing activities
Shares withheld related to net share settlement	(25.7)	(18.3)	(92.2)	(85.4)
Proceeds from issuance of common stock, net of repurchases	0.7	0.2	2.3	2.2
Principal payments on finance lease obligations	(24.6)	(21.1)	(89.5)	(92.9)
Common stock repurchases	(220.2)	—	(397.5)	—
Other	—	(0.2)	(0.8)	(0.6)
Net cash used in financing activities	(269.8)	(39.4)	(577.7)	(176.7)
Effect of exchange rate changes on cash and cash equivalents	3.3	1.9	4.1	0.2
Change in cash and cash equivalents	(137.8)	108.1	(236.4)	32.0
Cash and cash equivalents - beginning of period	452.7	443.2	551.3	519.3
Cash and cash equivalents - end of period	$314.9	$551.3	$314.9	$551.3

Supplemental cash flow data:
Property and equipment acquired under finance leases	$39.9	$37.1	$145.8	$144.1

Dropbox, Inc.
Three months ended December 31, 2020
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Impairment related to real estate assets(1)	Non-GAAP
Cost of revenue	$105.8	$(4.5)	$—	$(0.9)	$—	$100.4
Cost of revenue margin	21.0%	(0.9%)	—%	(0.2%)	—%	19.9%
Gross profit	398.3	4.5	—	0.9	—	403.7
Gross margin	79.0%	0.9%	—%	0.2%	—%	80.1%
Research and development	176.6	(43.0)	(4.2)	—	—	129.4
Research and development margin	35.0%	(8.5%)	(0.8%)	—%	—%	25.7%
Sales and marketing	109.9	(8.6)	—	(1.5)	—	99.8
Sales and marketing margin	21.8%	(1.7%)	—%	(0.3%)	—%	19.8%
General and administrative	60.2	(13.3)	—	—	—	46.9
General and administrative margin	11.9%	(2.6%)	—%	—%	—%	9.3%
Impairment related to real estate assets	398.2	—	—	—	(398.2)	—
Impairment related to real estate assets margin	79.0%	—%	—%	—%	(79.0%)	—%
Income (loss) from operations	$(346.6)	$69.4	$4.2	$2.4	$398.2	$127.6
Operating margin	(68.8%)	13.8%	0.8%	0.5%	79.0%	25.3%

(1) Includes impairment charges related to certain right-of-use and other lease related assets as a result of our decision to shift to a Virtual First work model.

Dropbox, Inc.
Three months ended December 31, 2019
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Non-GAAP
Cost of revenue	$104.9	$(4.0)	$—	$(0.9)	$100.0
Cost of revenue margin	23.5%	(0.9%)	—%	(0.2%)	22.4%
Gross profit	341.1	4.0	—	0.9	346.0
Gross margin	76.5%	0.9%	—%	0.2%	77.6%
Research and development	176.9	(40.5)	(4.1)	—	132.3
Research and development margin	39.7%	(9.1%)	(0.9%)	—%	29.7%
Sales and marketing	106.3	(7.8)	—	(1.4)	97.1
Sales and marketing margin	23.8%	(1.7%)	—%	(0.3%)	21.8%
General and administrative	64.5	(17.0)	(0.4)	—	47.1
General and administrative margin	14.5%	(3.8%)	(0.1%)	—%	10.6%
Income (loss) from operations	$(6.6)	$69.3	$4.5	$2.3	$69.5
Operating margin	(1.5%)	15.5%	1.0%	0.5%	15.6%

Dropbox, Inc.
Twelve months ended December 31, 2020
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Impairment related to real estate assets(1)	Non-GAAP
Cost of revenue	$414.6	$(17.1)	$—	$(3.9)	$—	$393.6
Cost of revenue margin	21.7%	(0.9%)	—%	(0.2%)	—%	20.6%
Gross profit	1,499.3	17.1	—	3.9	—	1,520.3
Gross margin	78.3%	0.9%	—%	0.2%	—%	79.4%
Research and development	727.5	(174.1)	(16.8)	—	—	536.6
Research and development margin	38.0%	(9.1%)	(0.9%)	—%	—%	28.0%
Sales and marketing	422.8	(33.7)	—	(5.6)	—	383.5
Sales and marketing margin	22.1%	(1.8%)	—%	(0.3%)	—%	20.0%
General and administrative	227.8	(36.6)	(0.1)	—	—	191.1
General and administrative margin	11.9%	(1.9%)	—%	—%	—%	10.0%
Impairment related to real estate assets	398.2	—	—	—	(398.2)	—
Impairment related to real estate assets margin	20.8%	—%	—%	—%	(20.8%)	—%
Income (loss) from operations	$(277.0)	$261.5	$16.9	$9.5	$398.2	$409.1
Operating margin	(14.5%)	13.7%	0.9%	0.5%	20.8%	21.4%

(1) Includes impairment charges related to certain right-of-use and other lease related assets as a result of our decision to shift to a Virtual First work model.

Dropbox, Inc.
Twelve months ended December 31, 2019
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Non-GAAP
Cost of revenue	$411.0	$(15.8)	$—	$(3.4)	$391.8
Cost of revenue margin	24.7%	(1.0%)	—%	(0.2%)	23.6%
Gross profit	1,250.3	15.8	—	3.4	1,269.5
Gross margin	75.3%	1.0%	—%	0.2%	76.4%
Research and development	662.1	(147.6)	(14.5)	—	500.0
Research and development margin	39.9%	(8.9%)	(0.9%)	—%	30.1%
Sales and marketing	423.3	(31.4)	—	(5.0)	386.9
Sales and marketing margin	25.5%	(1.9%)	—%	(0.3%)	23.3%
General and administrative	245.4	(66.4)	(1.4)	—	177.6
General and administrative margin	14.8%	(4.0%)	(0.1%)	—%	10.7%
Income (loss) from operations	$(80.5)	$261.2	$15.9	$8.4	$205.0
Operating margin	(4.8%)	15.7%	1.0%	0.5%	12.3%

Dropbox, Inc.
Three and twelve months ended December 31, 2020 and 2019
Reconciliation of GAAP net loss to Non-GAAP net income and Non-GAAP diluted net income per share
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
GAAP net loss	$(345.8)	$(6.6)	$(256.3)	$(52.7)
Stock-based compensation	69.4	69.3	261.5	261.2
Acquisition-related and other expenses	4.2	4.5	16.9	15.9
Amortization of acquired intangible assets	2.4	2.3	9.5	8.4
Impairment related to real estate assets	398.2	—	398.2	—
Net (gains) losses on equity investments	—	1.2	(17.5)	(4.5)
Income tax effects of non-GAAP adjustments	(10.5)	(3.3)	(21.2)	(21.3)
Non-GAAP net income	$117.9	$67.4	$391.1	$207.0
Non-GAAP diluted net income per share	$0.28	$0.16	$0.93	$0.50
Weighted-average shares used to compute Non-GAAP diluted net income per share	416.1	417.9	419.3	416.6

Dropbox, Inc.
Three and twelve months ended December 31, 2020 and 2019
Reconciliation of free cash flow and supplemental cash flow disclosure
(In millions, except for percentages)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Free cash flow reconciliation:
Net cash provided by operating activities	$170.7	$186.8	$570.8	$528.5
Less:
Capital expenditures	(12.3)	(25.5)	(80.1)	(136.1)
Free cash flow	$158.4	$161.3	$490.7	$392.4
Free cash flow margin	31.4%	36.2%	25.6%	23.6%
Supplemental disclosures:
Capital expenditures related to our corporate headquarters, net of tenant improvement allowances(1)	$2.0	$13.2	$25.9	$64.3
Key employee holdback payments related to the acquisition of HelloSign(2)	$4.1	$—	$28.3	$—

(1) Capital expenditures include cash outflows related to the build-out of our corporate headquarters in San Francisco, CA. Net cash provided by operating activities include tenant improvement allowances related to our corporate headquarters, and represents cash received from our landlord to partially offset this build-out. These amounts are presented net in the table above.

(2) As part of our acquisition of HelloSign in 2019, we have employee holdback agreements with key HelloSign personnel consisting of $48.5 million in cash payments subject to on-going employee service. The related expenses are recognized within research and development expenses over the required service period of three years. The payments began in the first quarter of 2020, and will be paid evenly in quarterly installments over the remaining required service period.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Dropbox's results, we have disclosed the following non-GAAP financial measures: revenue growth and Total ARR growth excluding foreign exchange effect, which we refer to as on a constant currency basis, non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP operating expenses (including research and development, sales and marketing and general and administrative), non-GAAP income from operations, non-GAAP net income, free cash flow ("FCF") and non-GAAP diluted net income per share. Dropbox has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP cost of revenue, gross profit, operating expenses, income from operations, and net income differ from GAAP in that they exclude stock-based compensation expense, amortization of acquired intangible assets, other acquisition-related expenses, which include third-party diligence costs and expenses related to key employee holdback agreements, and impairment charges related to real estate assets. Non-GAAP net income also excludes net gains and losses on equity investments, and includes the income tax effect of the aforementioned adjustments. FCF differs from GAAP net cash provided by operating activities in that it treats capital expenditures as a reduction to net cash provided by operating activities. Free cash flow margin is calculated as FCF divided by revenue. Non-GAAP diluted net income per share differs from GAAP diluted net loss per share in that the numerator utilizes the non-GAAP net income as described above, and the weighted average shares used in the computation include certain shares that are excluded from the GAAP diluted net loss per share calculation because their effect would have been anti-dilutive. For periods that we are in a GAAP net income position, the weighted average shares used in the computation are the same as the shares used in our non-GAAP diluted net income per share computation. In order to present revenue on a constant currency basis for the fiscal year and quarter ended December 31, 2020, Dropbox calculates constant currency revenue growth rates by applying the prior period weighted average exchange rates to current period results. Dropbox calculates constant currency Total ARR growth rates by applying the current period rate to prior period results. Dropbox presents constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations.

Dropbox's management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short and long-term operating plans, and to evaluate Dropbox's financial performance and the ability to generate cash from operations. Management believes these non-GAAP financial measures reflect Dropbox's ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Dropbox's business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful supplemental information to investors and others in understanding and evaluating Dropbox's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

We believe that the non-GAAP financial measures, non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, and diluted net income per share are meaningful to investors because they help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude.

We believe that FCF is an indicator of our liquidity over the long term, and provides useful information regarding cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow our business. FCF is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. FCF has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of FCF are that FCF does not reflect our future contractual commitments, excludes investments made to acquire assets under finance leases, includes capital expenditures related to our corporate headquarters, and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

The use of non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, free cash flow, and diluted net income per share measures has certain limitations as they do not reflect all items of income, expense, and cash expenditures, as applicable, that affect Dropbox's operations. Dropbox mitigates these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. Additionally, we have provided supplemental disclosures in our reconciliation of net cash provided by operating activities to free cash flow to include capital expenditures related to our corporate headquarters, net of tenant improvement allowances and key employee holdback payments related to the acquisition of HelloSign. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Dropbox's financial information in its entirety and not rely on a single financial measure.

Contacts
Investors:
Rob Bradley
ir@dropbox.com
or
Media:
Tessa Chen
press@dropbox.com